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[Extended Stay America, Inc. logo]                                 EXHIBIT 99.1




For Immediate Release                     Contact:  George D. Johnson, Jr., CEO
                                                    (864) 573-1602
                                                    Gregory R. Moxley, CFO
                                                    (864) 573-1635





EXTENDED STAY AMERICA, INC.

PRESIDENT/CHIEF OPERATING OFFICER TAKING LEAVE OF ABSENCE


Spartanburg, SC - September 12, 2002 - Extended Stay America, Inc. (NYSE:ESA), a leading provider of extended stay lodging, today reported that Robert A. Brannon, President and Chief Operating Officer of the Company, is taking a leave of absence while recovering from a stroke.

"We are confident that Bob will resume his full duties and responsibilities with the Company in the near future and we wish for and expect Bob's speedy recovery and look forward to his return," said George D. Johnson, Jr., Extended Stay America's Chief Executive Officer.

During Mr. Brannon's absence, Mr. Johnson will serve as interim President and Chief Operating Officer. Mr. Johnson previously served as President of the Company prior to Mr. Brannon's appointment as President.

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